UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2020

CNX Resources Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-14901	51-0337383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CNX Center

1000 CONSOL Energy Drive Suite 400

Canonsburg, Pennsylvania 15317

(Address of principal executive offices)

(Zip code)

Registrant’s telephone number, including area code: (724) 485-4000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock ($.01 par value)	CNX	New York Stock Exchange
Preferred Share Purchase Rights	—	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Purchase Agreement, Indenture and Notes

On April 28, 2020, CNX Resources Corporation (the “Company”) and certain subsidiaries of the Company entered into a purchase agreement (the “Purchase Agreement”) with J.P. Morgan Securities LLC and Credit Suisse Securities (USA) LLC as representatives of the several initial purchasers named in Schedule A thereto (the “Initial Purchasers”), with respect to a private offering (the “Notes Offering”) by the Company of $300,000,000 aggregate principal amount of 2.25% convertible senior notes due 2026 (the “Notes”), along with the related guarantees of the Notes. In addition, pursuant to the Purchase Agreement, the Company granted the Initial Purchasers an option to purchase, for settlement within a period of 13 days from, and including, the date the Notes are first issued, up to an additional $45,000,000 principal amount of Notes. On April 30, 2020, the Initial Purchasers exercised such option to purchase an additional $45,000,000 principal amount of Notes. The Notes Offering is expected to close on or about May 1, 2020, in accordance with the terms of the Purchase Agreement.

The Purchase Agreement contains customary representations, warranties and agreements by the Company and all of the Company’s current subsidiaries that guarantee its obligations under its existing 5.875% senior notes due 2022 or 7.25% senior notes due 2027 and certain of its future subsidiaries (the “Guarantors”) and customary conditions to closing, obligations of the parties and termination provisions. The Company and the Guarantors have agreed to indemnify the Initial Purchasers against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments the Initial Purchasers may be required to make because of any of those liabilities.

The Initial Purchasers and their respective affiliates have provided, and may in the future provide, various financial advisory, sales and trading, commercial and investment banking and other financial and non-financial activities and services to the Company and its affiliates, for which they have received or will receive customary fees and expenses.

The Notes were issued pursuant to, and are governed by, an indenture (the “Indenture”), dated as of May 1, 2020, among the Company, the Guarantors named therein and UMB Bank, N.A., as trustee (the “Trustee”).

The Notes will be the Company’s senior, unsecured obligations and will be (i) equal in right of payment with the Company’s existing and future senior indebtedness; (ii) senior in right of payment to the Company’s existing and future indebtedness that is expressly subordinated to the Notes; (iii) effectively subordinated to the Company’s existing and future secured indebtedness, to the extent of the value of the collateral securing that indebtedness; and (iv) structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent the Company is not a holder thereof) preferred equity, if any, of the Company’s non-guarantor subsidiaries.

The Notes will accrue interest at a rate of 2.25% per annum, payable semi-annually in arrears on May 1 and November 1 of each year, beginning on November 1, 2020. The Notes will mature on May 1, 2026, unless earlier repurchased, redeemed or converted. Before February 1, 2026, noteholders will have the right to convert their Notes only upon the occurrence of certain events. From and after February 1, 2026, noteholders may convert their Notes at any time at their election until the close of business on the second scheduled trading day immediately before the maturity date. The Company will settle conversions by paying or delivering, as applicable, cash, shares of its common stock or a combination of cash and shares of its common stock, at the Company’s election. The initial conversion rate is 77.8816 shares of common stock per $1,000 principal amount of Notes, which represents an initial conversion price of approximately $12.84 per share of common stock. The conversion rate and conversion price will be subject to customary adjustments upon the occurrence of certain events. In addition, if certain corporate events that constitute a “Make-Whole Fundamental Change” (as defined in the Indenture) occur, then the conversion rate will, in certain circumstances, be increased for a specified period of time.

If certain corporate events that constitute a “Fundamental Change” (as defined in the Indenture) occur, then noteholders may require the Company to repurchase their Notes at a cash repurchase price equal to the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date. The definition of Fundamental Change includes certain business combination transactions involving the Company and certain de-listing events with respect to the Company’s common stock.

The Notes will have customary provisions relating to the occurrence of “Events of Default” (as defined in the Indenture), which include the following: (i) certain payment defaults on the Notes (which, in the case of a default in the payment of interest on the Notes, will be subject to a 30-day cure period); (ii) the Company’s failure to send certain notices under the Indenture within specified periods of time; (iii) the Company’s failure to comply with certain covenants in the Indenture relating to the Company’s ability to consolidate with or merge with or into, or sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to another person; (iv) a default by the Company in its other obligations or agreements, or in any Guarantor’s obligations or agreements, under the Indenture or the Notes if such default is not cured or waived within 60 days after notice is given in accordance with the Indenture; (v) certain defaults by the Company or any of its subsidiaries with respect to indebtedness for borrowed money of at least $100,000,000 (other than “Non-Recourse Indebtedness” (as defined in the Indenture)); (vi) certain events of bankruptcy, insolvency and reorganization involving the Company, any Guarantor or any of the Company’s or any Guarantor’s respective significant subsidiaries; and (vii) any guarantee of the Notes ceases to be in full force and effect or any Guarantor denies or disaffirms its obligations under its guarantee of the Notes.

If an Event of Default involving bankruptcy, insolvency or reorganization events with respect to the Company or any Guarantor (and not solely with respect to a significant subsidiary of the Company or any Guarantor) occurs, then the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding will immediately become due and payable without any further action or notice by any person. If any other Event of Default occurs and is continuing, then, the Trustee, by notice to the Company, or noteholders of at least 25% of the aggregate principal amount of Notes then outstanding, by notice to the Company and the Trustee, may declare the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding to become due and payable immediately. However, notwithstanding the foregoing, the Company may elect, at its option, that the sole remedy for an Event of Default relating to certain failures by the Company to comply with certain reporting covenants in the Indenture consists exclusively of the right of the noteholders to receive special interest on the Notes for up to 180 days at a specified rate per annum not exceeding 0.50% on the principal amount of the Notes.

The above description of the Purchase Agreement, Indenture and the Notes is a summary and is not complete. A copy of the Purchase Agreement, Indenture and the form of the certificate representing the Notes are filed as exhibits 1.1, 4.1 and 4.2, respectively, to this Current Report on Form 8-K, and the above summary is qualified by reference to the terms of the Purchase Agreement, Indenture and the Notes set forth in such exhibits.

Capped Call Transactions

On April 28, 2020, in connection with the pricing of the Notes, the Company entered into privately negotiated capped call transactions (the “Base Capped Call Transactions”) with certain of the initial purchasers or their respective affiliates and/or other financial institutions (the “Option Counterparties”). On April 30, 2020, the Initial Purchasers exercise their option to purchase additional Notes. In connection with the exercise of such option the Company entered into additional capped call transactions (the “Additional Capped Call Transactions,” and, together with the Base Capped Call Transactions, the “Capped Call Transactions”) with each of the Option Counterparties . The Company intends to use a portion of the net proceeds from the sale of the Notes to fund the cost of entering into the Capped Call Transactions. The Capped Call Transactions cover, subject to customary anti-dilution adjustments, the aggregate number of shares of the Company’s common stock that initially underlie the Notes, and are expected generally to reduce potential dilution to the Company’s common stock upon any conversion of Notes and/or offset any cash payments the Company is required to make in excess of the principal amount of converted Notes, as the case may be, with such reduction and/or offset subject to a cap, based on the cap price of the Capped Call Transactions. The cap price of the Capped Call Transactions is initially $18.19, which represents a premium of approximately 70.00% over the last reported sale price of the Company’s common stock on the New York Stock Exchange on April 28, 2020. The cost of the Capped Call Transactions was approximately $35.7 million.

The Capped Call Transactions are separate transactions, each between the Company and the applicable Option Counterparty, and are not part of the terms of the Notes and will not affect any holder’s rights under the Notes or the Indenture. Holders of the Notes will not have any rights with respect to the Capped Call Transactions.

The above description of the Capped Call Transactions is a summary and is not complete. Copies of the form of confirmations for the Capped Call Transactions are filed as exhibits 10.1 and 10.2 to this Current Report on Form 8-K, and the above summary is qualified by reference to the terms of the form of confirmations set forth in such exhibits.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K under the caption “Purchase Agreement, Indenture and Notes” is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 3.02.	Unregistered Sales of Equity Securities.

The information included in in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02 of this Current Report on Form 8-K. The Notes were issued to the Initial Purchasers in reliance upon Section 4(a)(2) of the Securities Act for transactions by an issuer not involving any public offering. The Notes were resold by the Initial Purchasers to persons whom the Initial Purchasers reasonably believe are “qualified institutional buyers,” as defined in, and in accordance with, Rule 144A under the Securities Act. Any shares of the Company’s common stock that may be issued upon conversion of the Notes will be issued in reliance upon Section 3(a)(9) of the Securities Act as involving an exchange by the Company exclusively with its existing security holders. Initially, a maximum of 32,242,975 shares of the Company’s common stock may be issued upon conversion of the Notes, based on the initial maximum conversion rate of 93.4579 shares of common stock per $1,000 principal amount of Notes, which is subject to customary anti-dilution adjustment provisions.

Item 7.01	Regulation FD Disclosure.

On April 28, 2020, the Company issued press releases announcing the commencement and pricing, respectively, of the Notes Offering. Copies of the press releases are furnished herewith as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

On May 1, 2020, the Company issued a press release announcing the closing of the Notes Offering. A copy of the press release is furnished herewith as Exhibit 99.3 and is incorporated herein by reference.

The information included in this Item 7.01 and Exhibits 99.1, 99.2 and 99.3 attached hereto are being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information included in this Item 7.01 and Exhibits 99.1, 99.2 and 99.3 attached hereto shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit

1.1

Purchase Agreement, dated as of April 28, 2020, among CNX Resources Corporation, the subsidiary guarantors party thereto and J.P. Morgan Securities LLC and Credit Suisse Securities (USA) LLC as representatives of the several initial purchasers named therein.

4.1	Indenture, dated as of May 1, 2020, by and among CNX Resources Corporation, the subsidiary guarantors party thereto and UMB Bank, N.A., as trustee.

4.2	Form of Note (included in Exhibit 4.1).

10.1	Form of Confirmation of Base Capped Call Transaction

10.2	Form of Confirmation of Additional Capped Call Transaction

99.1	Press Release dated April 28, 2020 regarding the commencement of the Notes Offering.

99.2	Press Release dated April 28, 2020 regarding the pricing of the Notes Offering.

99.3	Press Release dated May 1, 2020 regarding the closing of the Notes Offering.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNX RESOURCES CORPORATION

By:	/s/ Donald W. Rush
Name:	Donald W. Rush
Title:	Chief Financial Officer and Executive Vice President

Dated: May 4, 2020